          As Filed with the Securities and Exchange Commission on March 19, 1999

                                                 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BOB EVANS FARMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                       31-4421866
(STATE OR OTHER JURISDICTION OF                  (I.R.S. Employer Identification
        INCORPORATION OR                                     Number)
         ORGANIZATION)


                  3776 South High Street, Columbus, Ohio 43207
                                 (614) 491-2225
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Daniel E. Evans
                              Chairman of the Board
                              Bob Evans Farms, Inc.
                             3776 South High Street
                              Columbus, Ohio 43207
                                 (614) 491-2225
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, Of Agent for Service)

                       -----------------------------------

                                   COPIES TO:
                             Michael D. Martz, Esq.
                       Vorys, Sater, Seymour and Pease LLP
                        52 East Gay Street, P.O. Box 1008
                            Columbus, Ohio 43216-1008
                                 (614) 464-6451

                       -----------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
     following box.   [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
     interest reinvestment plans, please check the following box.   [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
     the earlier effective registration statement for the same offering.   [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
     statement for the same offering.   [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
     please check the following box.   [ ]

     This prospectus filed as a part of this Registration Statement is a combined prospectus for purposes of Rule 429(b) under the Securities Act and relates to the Form S-3 Registration Statement (Registration Number 333-17815) filed with the SEC on December 19, 1996 as well as this Form S-3 Registration Statement.

                                       CALCULATION OF REGISTRATION FEE
==========================================================================================================
  Title of Each Class of Securities      Amount to        Proposed           Proposed          Amount of
          to be Registered             be Registered       Maximum            Maximum        Registration
                                                        Offering Price       Aggregate            Fee
                                                         per Unit(1)         Offering
                                                                             Price(1)
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 Par Value of         4,000,000        $20.1875            $80,750,000      $22,448.50
   Bob Evans Farms, Inc..............
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $20.1875 per share, which is the average of the high and low sale prices of the common stock as reported on The Nasdaq Stock Market on March 15, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

                          Exhibit Index at Page II-10

                                [BOB EVANS LOGO]
                             3776 SOUTH HIGH STREET
                              COLUMBUS, OHIO 43207

                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN


                        4,000,000 SHARES OF COMMON STOCK
                                ($0.01 PAR VALUE)

                                   PROSPECTUS

TABLE OF CONTENTS
                                                       PAGE
                                                       ----
Bob Evans Farms, Inc...................................  1
Risk Factors...........................................  2
Where You Can Find More Information....................  2
Documents Incorporated by Reference....................  2
The Bob Evans Farms, Inc. Dividend ....................  3
Reinvestment and Stock Purchase Plan...................  3
     Purpose and Features..............................  3
     Administration....................................  4
     Participation.....................................  4
     Investment Options................................  5
     Voluntary Cash Payments...........................  6
     Initial Investments...............................  7
     Automatic Monthly Investments.....................  7
     Payroll Deductions................................  7
     Purchases of Shares...............................  8
     Plan Accounts.....................................  8
     Gifts or Transfers of Shares......................  9
     Termination.......................................  9
     Other Information................................. 10
Federal Income Tax Consequences........................ 12
Indemnification........................................ 12
Use of Proceeds........................................ 13
Legal Matters.......................................... 13
Reports to Shareholders................................ 13
Experts................................................ 13
Forward Looking Statements............................. 13

                 WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY STATEMENT OR REPRESENTATION THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

PROSPECTUS
----------

                              BOB EVANS FARMS, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
               4,000,000 SHARES OF COMMON STOCK ($0.01 PAR VALUE)

--------------------------------------------------------------------------------

       Bob Evans Farms, Inc. is offering to its stockholders, its employees, the employees of its subsidiaries and other investors a simple and convenient method to purchase shares of its common stock, $.01 par value, through participation in this Dividend Reinvestment and Stock Purchase Plan (the "Plan"). This Plan replaces our existing dividend reinvestment and stock purchase plan. Stockholders who currently participate in our existing dividend reinvestment and stock purchase plan automatically will participate in this Plan. Investment options offered under this Plan are:

       o FULL DIVIDEND REINVESTMENT -- You can reinvest all dividends paid on your shares of stock and also make voluntary cash contributions to purchase additional stock.

       o PARTIAL DIVIDEND REINVESTMENT -- You can reinvest dividends paid on only a specified number of your certificated shares of stock to purchase additional stock.

       o VOLUNTARY CASH PAYMENTS -- You can make voluntary cash contributions to purchase additional shares of stock even if you choose not to reinvest dividends.

              Here is how you can enroll in this Plan and how you can make additional purchases of stock:

       o Non-stockholder employees may make initial purchases of our stock in amounts of not less than $10 and not more than $20,000.

       o Persons who are not stockholders and not employees may make initial purchases of our stock in amounts of not less than $100 and not more than $20,000.

       o Existing stockholders may make voluntary cash contributions of no less than $50 and no more than $20,000 each month to purchase additional stock.

       o Existing stockholders may make monthly cash contributions from qualifying savings, checking, or other accounts of not less than $25 and not more than $20,000 to purchase additional stock.

         All shares of our stock purchased for the Plan will be purchased on the open market at current market prices. Our stock is listed on The NASDAQ Stock Market under the symbol "BOBE".

         This Prospectus relates to shares of our stock available for purchase under this Plan. For future reference, please retain this Prospectus.

         THE REGISTRATION STATEMENT THAT CONTAINS THIS PROSPECTUS (INCLUDING THE EXHIBITS TO THE REGISTRATION STATEMENT) CONTAINS ADDITIONAL INFORMATION ABOUT BOB EVANS FARMS, INC. AND OUR STOCK. YOU CAN READ THE REGISTRATION STATEMENT ON THE SEC WEB SITE OR AT THE SEC OFFICES, AS DESCRIBED UNDER THE HEADING IN THIS PROSPECTUS ENTITLED "WHERE YOU CAN FIND MORE INFORMATION".

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         WE MAY NOT AWARD OUR STOCK UNDER THE PLAN UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR STOCK AND IT IS NOT SOLICITING AN OFFER TO BUY OUR STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  The date of this Prospectus is May [__], 1999

                              BOB EVANS FARMS, INC.

         Bob Evans Farms, Inc. is a Delaware corporation incorporated on November 4, 1985. Bob Evans Farms, Inc. and its subsidiaries own and operate 413 restaurants in 20 states, including Bob Evans Restaurants, Owens Family Restaurants and "small-town" Bob Evans Restaurants. We also produce fresh and fully cooked sausage products and fresh, deli-style salads, which are distributed primarily to grocery stores in the Midwest, Southwest and Southeast. Our liquid smoke flavorings are distributed nationally. Our principal executive office is located at 3776 South High Street, Columbus, Ohio 43207. Our telephone number is (614) 491-2225.

                                  RISK FACTORS

         An investment in Bob Evans Farms, Inc. stock has risk. Set forth below are some of the risks associated with an investment in our stock.

         1. CHANGES IN THE PRICES TO BE PAID IN THE LIVE HOG MARKET. If prices for live hogs increase, the prices we charge for hog-related products in both our foods products business segment and our restaurant business segment may increase. If the prices for our hog-related products increase, our sales may decrease and the price of our stock may be negatively affected.

         2. THE ENTRANCE OF NEW COMPETITORS IN THE FAMILY STYLE RESTAURANT INDUSTRY. If new competitors enter into the family-style restaurant industry in which we compete, our restaurant business segment revenues could be negatively impacted which could lower our stock price.

         3. INCREASES IN LABOR COSTS. The cost of labor and employee benefits generally represents between 38% and 40% of our total expenses in our restaurant business segment. Because labor and employee benefit costs represent a large portion of our overall expenses, increases in labor and employee benefit costs significantly impact our operating profit. Consequently, if labor and employee benefits costs increase, our operating profits may decline and our stock price may be negatively affected.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") to register 4,000,000 shares of our stock which will be available to be purchased under the Plan. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits to the Registration Statement.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy statements and other information regarding us which you may access at http://www.sec.gov. We maintain an Internet site at www.bobevans.com.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The rules and regulations of the SEC allow us to incorporate certain information about us and our financial condition into this Prospectus by reference. This means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information incorporated by reference is considered to be a part of this Prospectus.

         We have incorporated by reference into this Prospectus the following documents:

COMMISSION FILING                     DESCRIPTION OR PERIOD/AS OF DATE
-----------------                     --------------------------------

Annual Report on Form 10-K            Fiscal Year ended April 24, 1998
Quarterly Reports on Form 10-Q        Quarters ended July 24, 1998, October 23,
                                      1998 and January 29, 1999

         We also incorporate by reference into this Prospectus:

o The description of our stock contained in our registration statement on Form S-4 (Registration No. 33-1336) filed with the SEC on November 5, 1986.

o All periodic reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), as well as any proxy statements, that we may file with the SEC between the date of this Prospectus and the termination of the Plan.

         You can obtain any of the documents incorporated by reference in this Prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this Prospectus, without charge, by writing or phoning us at the following address and phone number:

                              BOB EVANS FARMS, INC.
                             3776 SOUTH HIGH STREET
                               COLUMBUS, OH 43207
                                 (614) 491-2225
                              ATTN: JUDY HARRINGTON
                     VICE PRESIDENT OF STOCKHOLDER RELATIONS

         For further information with respect to our company and our stock, you should refer to the Registration Statement (including the exhibits to the Registration Statement) and the documents incorporated in this Prospectus by reference.


                            THE BOB EVANS FARMS, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

          The following numbered questions and answers set forth the terms and conditions of the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

PURPOSE AND FEATURES

1.       WHAT IS THE PURPOSE OF THE PLAN?

                 The purpose of the Plan is to provide our stockholders, our employees, employees of our subsidiaries and other investors with a convenient and economical method of purchasing our stock. Shares of our stock which are credited to and held in a participant's account under the Plan are referred to as "Plan Shares." All cash dividends payable on whole or fractional Plan Shares will automatically be used to purchase additional shares of stock and these additional shares of stock will then become Plan Shares.

2.       WHAT ARE SOME OF THE FEATURES OF THE PLAN?

                  o Persons participating in the Plan may use all or a portion of the dividends which are paid on their shares of stock and the dividends which are paid on their Plan Shares to automatically acquire additional shares of our stock.

                  o Persons who are not presently stockholders or employees may purchase stock and become participants in the Plan by making an initial investment of at least $100.

                  o Our employees and the employees of our subsidiaries who are not presently stockholders of our company may purchase stock and become participants in the Plan by making an initial investment of at least $10.

                  o Participants may purchase additional shares of our stock by making voluntary cash payments of not less than $50 per payment and not more than $20,000 per calendar month through check or money order and not less than $25 through automatic monthly electronic funds transfer from a predesignated account with a United States financial institution.

                  o Our employees and employees of our subsidiaries may purchase additional shares of stock through payroll deductions.

                  o Shares of our stock purchased under the Plan are held in a plan account for each participant, relieving such participant of the responsibility for the safekeeping of his or her stock certificates. Participants may deposit stock certificates into their plan accounts for credit as shares held under the Plan, free of charge.

                  o Participants may direct us to transfer all or a portion of their Plan Shares to the account of another person, at any time and at no cost to the participants.

                  o Personal recordkeeping is simplified by our issuance of statements indicating account activity.

ADMINISTRATION

3.       WHO ADMINISTERS THE PLAN?

                  We administer the Plan, maintain records, send statements of Plan Accounts to participants and perform other duties relating to the Plan. We may resign as "Plan Administrator" at any time, in which case we will appoint a successor. We believe that there are no material risks to the participants in the Plan, which result from our administration of the Plan rather than a registered broker-dealer or a federally insured financial institution serving as Plan Administrator.

PARTICIPATION

4.       WHO IS ELIGIBLE TO PARTICIPATE?

                  Any person or entity which is a citizen or resident of the United States, regardless of whether or not a stockholder, is eligible to join the Plan. Any person or entity which is not a citizen or resident of the United States, its territories and possessions, may participate in the Plan if their participation is not prohibited by the laws where the person or entity resides.

5.       HOW AND WHEN MAY A PERSON JOIN THE PLAN?

                  If you are currently a stockholder of Bob Evans Farms, Inc. and your stock is registered with us under your name, you may join the Plan any time after receiving a copy of the Plan prospectus and by completing an Authorization Form. Stockholders should sign their names on the Authorization Form exactly as their names appear on their stock certificates and return the Authorization Form to:

                         BOB EVANS FARMS, INC.
                         ATTN:  STOCK TRANSFER DEPARTMENT
                         3776 SOUTH HIGH STREET
                         COLUMBUS, OHIO 43207

         AUTHORIZATION FORMS MAY BE OBTAINED BY WRITING TO THE SAME ADDRESS OR TELEPHONING (614) 491-2225.

                  If you do not currently own any shares of Bob Evans Farms, Inc. stock, you may join the Plan after receiving a copy of this Prospectus and returning a completed Authorization Form along with an initial investment in the form of a check or money order of at least $100, but not more than $20,000.

                  If your shares of Bob Evans Farms, Inc. stock are held in a brokerage, bank or other intermediary account ("street name"), you may participate in the Plan by instructing your broker, bank or trustee to register the shares in your name or you may request a copy of this Prospectus from us and return a completed Authorization Form along with an initial investment of at least $100, but not more than $20,000 to Bob Evans Farms, Inc. at the address above.

                  Our employees and the employees of our subsidiaries not presently owning shares may join the Plan at any time after being furnished a copy of the Plan Prospectus, by completing and returning to us an Authorization Form and making an initial investment in the form of a check or money order of at least $10, but not more than $20,000. Employees may also join the Plan by completing a payroll deduction Authorization Form.

                  WE HAVE THE RIGHT TO REJECT ANY AUTHORIZATION FORM FOR ANY REASON.

INVESTMENT OPTIONS

6.       WHAT TYPE OF INVESTMENT OPTIONS ARE ALLOWED UNDER THE PLAN?

         FULL DIVIDEND REINVESTMENT - If you choose this option, we will automatically use all dividends paid on your stock to purchase additional shares of stock. You may also make voluntary cash payments which will be used to purchase additional stock.

         PARTIAL DIVIDEND REINVESTMENT - If you choose this option, only dividends which are paid on shares of stock which you specify on the Authorization Form will be used to purchase additional stock. Dividends on all shares of stock which you hold in a Plan Account will also be used to purchase additional stock. You also may make voluntary cash payments which will be used to purchase additional stock.

         VOLUNTARY CASH PAYMENTS - If you choose this option, we will continue to pay dividends directly to you on any shares of stock registered in your name in certificate form. Any voluntary cash payments which you make and any dividends paid on shares of stock held in your Plan account will be used to purchase additional shares of stock which will then become Plan Shares.

         DIRECT DEPOSIT OF CASH DIVIDENDS - If you choose the partial dividend reinvestment option or the voluntary cash payment option, you may elect to have all of your cash dividends deposited directly into your U.S. bank account on the dividend payment date instead of receiving a check by mail. You must complete a Direct Deposit Authorization Form (available from the Stock Transfer Department) and return it to us, along with a voided check for the designated bank account. In order to initiate, change or stop the direct deposit of dividends, we must receive your written request at least 30 days before the dividend payment date.

                  Participants may change their method of participation in the Plan at any time by completing a new Authorization Form and returning it to us (Attention: Stock Transfer Department).

7.       WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

                  Shares will be purchased by the Plan's stock purchasing agent beginning on the investment date (the "Investment Date"). The Investment Date for voluntary cash payments and initial investments in the Plan is described in the table below:

             MONTH                                 INVESTMENT DATE
             -----                                 ---------------

January, March, April, June, July,      The 1st and the 15th day of each month
September, October and December         unless the 1st or 15th is not a business
                                        day, in which case the Investment Date
                                        will be the next business day

February, May, August and November      The 1st business day of the month


                  The Investment Date for dividend payments will be the day that the dividend is paid. If the Investment Date falls on a day when our stock is not traded on The NASDAQ Stock Market, the Investment Date will be the next day during which our stock is traded. Purchases will begin on the Investment Date and will be completed no later than 30 days from such date, except where completion at a later date is necessary or advisable under applicable securities laws. Any monies representing voluntary cash payments or initial investments or dividends, as appropriate, to be invested on behalf of a participant will be returned to the participant if shares of stock have not been purchased: (a) within 35 days of receipt of the voluntary cash payments or initial investments or (b) within 30 days of the applicable dividend payment date for dividend reinvestments. No interest will be paid on voluntary cash payments, initial investments or dividends returned to participants.

                  VOLUNTARY CASH PAYMENTS AND INITIAL INVESTMENTS MUST BE RECEIVED BY US AT LEAST TEN (10) CALENDAR DAYS BEFORE AN INVESTMENT DATE. IF A VOLUNTARY CASH PAYMENT OR AN INITIAL INVESTMENT IS NOT RECEIVED BY US AT LEAST TEN (10) CALENDAR DAYS BEFORE AN INVESTMENT DATE, THE VOLUNTARY CASH PAYMENT OR INITIAL INVESTMENT WILL BE HELD BY US UNTIL THE NEXT INVESTMENT DATE.

VOLUNTARY CASH PAYMENTS

8.       HOW AND WHEN MAY VOLUNTARY CASH PAYMENTS BE MADE?

                  Voluntary cash payments may be made by any participant at any time, by completing a voluntary cash payment stub and sending a check or money order in U.S. dollars made payable to Bob Evans Farms, Inc., or by automatic deduction on a monthly basis from the participant's U.S. financial institution account. The voluntary cash payment stub is the tear-off portion at the top of your statement. Please do not send cash. If received by us at least ten (10) calendar days before an Investment Date, the Plan's stock purchasing agent will invest the voluntary cash payments on the Investment Date. No interest will be paid on voluntary cash payments held pending investment by the Plan's stock purchasing agent. The same amount of money is not required in each voluntary cash payment and there is no obligation to make voluntary cash payments on a regular basis. You may invest a minimum of $50 by check or money order and $25 through automatic deduction at any one time but you cannot invest more than $20,000 in a calendar month. Cash payments of less than $50 and all amounts more than the $20,000 monthly maximum will be returned to the participant.

                  The investment of a voluntary cash payment may be stopped by notifying us (Attention: Stock Transfer Department) in writing, provided that the written communication is received by us not later than two (2) business days before the Investment Date to which it applies. Until we receive the funds, there will be no refund of a check or money order.

INITIAL INVESTMENTS

9.       HOW AND WHEN MAY INITIAL INVESTMENTS BE MADE?

                  Persons who are not our employees may make a minimum initial investment of $100 and a maximum initial investment of $20,000 paid in the form of a check or money order. The initial investment must be included with a completed Authorization Form and returned to us (Attention: Stock Transfer Department) at the address listed on the Authorization Form.

                  We must receive initial investments at least ten (10) calendar days before an Investment Date. If we do not receive the initial investment at least ten (10) calendar days before the next Investment Date, the Plan's stock purchasing agent will hold the initial investment until the next Investment Date. Upon a participant's written request received by us at least two (2) business days prior to the Investment Date, an initial investment will be returned to the participant. However, until we receive the funds, there will be no refund of a check or money order.

AUTOMATIC MONTHLY INVESTMENTS

10. WHAT IS THE AUTOMATIC MONTHLY INVESTMENT FEATURE OF THE PLAN AND HOW DOES IT WORK?

                  Participants may make voluntary cash payments of not less than $25 per payment nor more than $20,000 during a calendar month by means of monthly automatic electronic funds transfers ("Automatic Monthly Investment") from a predesignated account with a United States financial institution.

                  To initiate Automatic Monthly Investments, a person must already be a participant with a Plan account and must complete, sign and return to us an Automatic Monthly Deduction Form with a voided blank check or a deposit slip for the account from which funds are to be drawn. Automatic Monthly Deduction Forms may be obtained from us at the address listed on the Authorization Form. Forms will be processed and will become effective as promptly as practicable.

                  Once an Automatic Monthly Investment is initiated, funds are drawn on the 25th of each month or if that date falls on a non-business day, the next business day. Automatic Monthly Investment funds will be invested beginning on the next following Investment Date. You should allow up to 4 weeks for the first Automatic Monthly Investment to be initiated.

                  Participants may change the amount of their Automatic Monthly Investments by completing and submitting to us a new Automatic Deduction Form. We must receive the new Automatic Deduction Form at least ten (10) business days preceding that Investment Date. In order to cancel an Automatic Monthly Deduction, you must notify us in writing at least ten (10) business days prior to the applicable Investment Date.

PAYROLL DEDUCTIONS

11.      WHAT IS THE PAYROLL DEDUCTION FEATURE OF THE PLAN AND HOW DOES IT WORK?

                  Our employees and employees of our subsidiaries may make voluntary cash payments to their Plan accounts of not less than $5 per pay period by means of a payroll deduction. Any employee who has made a hardship withdrawal from the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan is prohibited, for a period of twelve (12) months from the date of the hardship withdrawal, from participating in the initial investment, payroll deduction and voluntary cash payment features of the Plan.

                  To initiate payroll deductions, an employee must complete a payroll deduction authorization form and return it to our Payroll Department. Forms will be processed and will become effective as promptly as practical. Once an employee has begun payroll deductions, the funds will be invested as voluntary cash payments to the employee's Plan account and invested.

                  An employee may change the amount or cease his or her payroll deduction at any time by giving written notice to our Payroll Department. Ceasing payroll deductions or terminating employment with us or any of our subsidiaries will not automatically terminate a Plan account. Dividends will continue to be reinvested and the participant may continue to make voluntary cash payments.

PURCHASES OF SHARES

12.      WHO PURCHASES SHARES OF OUR STOCK UNDER THE PLAN?

                  Shares of our stock for the Plan will be purchased on the open market by or at the direction of a registered broker-dealer acting as agent for the Plan participants. Neither Bob Evans Farms, Inc. nor any of its affiliates will exercise any direct or indirect control or influence over the times when, the prices at which, or the manner in which, shares of our stock are purchased by the Plan's stock purchasing agent. We have the right to change the stock purchasing agent without notice to participants.

13.      WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

                  Shares of our stock purchased under the Plan will be purchased on the open market. Open market purchases of our stock will be made by the Plan's stock purchasing agent. We will not control or influence the prices or timing of open market purchases made by the Plan's stock purchasing agent, the amount of shares to be purchased (other than specifying the aggregate dollar amount to be invested), the manner of purchase of shares or the selection by the Plan's stock purchasing agent of any broker or dealer through which purchases will be made.

14.      WHAT IS THE PURCHASE PRICE OF SHARES PURCHASED UNDER THE PLAN?

                  The purchase price of Bob Evans Farms, Inc. stock purchased for the Plan on the open market will be the average purchase price paid by the Plan's stock purchasing agent.

15.      HOW MANY SHARES WILL BE PURCHASED?

                  The number of shares of Bob Evans Farms, Inc. stock to be purchased by the Plan for each participant will equal the amount of the Participant's reinvested dividends and optional cash payments, less any amounts required to be withheld for tax purposes, divided by the purchase price of the shares. Both whole shares and fractional shares will be credited to participants' accounts.

                  The Plan's stock purchasing agent may commingle each participant's funds with those of other participants for executing purchase and sale transactions.

                  Neither a participant nor a person making an initial investment may direct the Plan's stock purchasing agent to purchase a specific number of shares.

PLAN ACCOUNTS

16.      CAN PLAN SHARES IN A PLAN ACCOUNT BE SOLD?

                  Yes. A participant may request, at any time, that all or a portion of the shares held in his or her Plan account be sold by delivering to us written instructions, either by mail or facsimile, signed by the participant and any other owner(s) of the stock. We will not accept e-mail or telephone instructions to sell shares. We will forward the instructions to the Plan's stock purchasing agent, who will sell the shares within 10 business days of receipt of the participant's request. A request to sell all of the shares which a participant holds in the Plan will be considered a termination of participation in the Plan. The Plan's stock purchasing agent cannot sell any certificated shares owned by a participant unless the certificates are deposited into the Plan. Our directors and executive officers who are participating in the Plan are not permitted to sell their shares through the Plan and must withdraw their shares from their Plan accounts in order to make a sale.

17.      WHAT DOES IT COST TO HAVE THE PLAN'S STOCK PURCHASING AGENT SELL PLAN
         SHARES?

                  The sales price for any shares being sold by a participant will be the average price of all the shares sold by the Plan's stock purchasing agent for all participants during the period in which the Plan's stock purchasing agent makes such sales. You will receive the proceeds of the sale of your shares less a brokerage fee and related service charges of $.10 per Plan Share sold and less any required tax withholdings or transfer taxes.

                  SELLING PARTICIPANTS SHOULD BE AWARE THAT THE PRICE OF BOB EVANS FARMS, INC. STOCK MIGHT DECREASE DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY US, AND THE ULTIMATE SALE OF THE STOCK. THIS RISK SHOULD BE EVALUATED BY THE PARTICIPANT AND IS A RISK THAT WILL BE BORNE SOLELY BY THE PARTICIPANT.

GIFTS OR TRANSFERS OF SHARES

18. MAY A PARTICIPANT TRANSFER OR GIFT TO ANOTHER PERSON ALL OR A PART OF HIS OR HER SHARES HELD UNDER THE PLAN?

                  Yes. If a participant wishes to change the ownership of all or part of his or her shares held under the Plan through gift, private sale or otherwise, the participant may effect the transfer by mailing a properly completed and executed Transfer of Stock Form to us (Attention: Stock Transfer Department). Transfers of less than all of a participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless a participant's entire Plan account is transferred. Requests for transfer are subject to the same requirements as transfers of stock certificates, including the requirements of a Medallion signature guarantee. Transfer of Stock Forms are available upon request from us.

                  Shares of Bob Evans Farms, Inc. stock credited to your Plan account may not be pledged or assigned. If you wish to pledge or assign your shares, you must withdraw those shares from your Plan account.

19. IF PLAN SHARES ARE TRANSFERRED TO ANOTHER PERSON, WILL THE PERSON TO WHOM THE SHARES ARE TRANSFERRED BE ISSUED A STOCK CERTIFICATE?

                  No. Any shares transferred will continue to be held under the Plan. A Plan account will be opened in the name of the person receiving the shares. If the person receiving the shares is not already a participant he or she will be automatically enrolled in the Plan. If the person receiving the shares is not already a participant, the person transferring the shares may make a reinvestment election for that person at the time of the transfer. If no reinvestment election is made, all dividends on the shares transferred will be reinvested under the terms of the Plan. Any person who is transferred shares under the Plan may change the reinvestment election after the transfer has been made.

20. HOW WILL A PERSON RECEIVING A GIFT OR TRANSFER OF PLAN SHARES BE ADVISED OF HIS OR HER OWNERSHIP?

                  Any person receiving a gift or transfer of Plan Shares will receive a statement showing the number of shares transferred to, and held in, his or her Plan account.

TERMINATION

21. MAY A PARTICIPANT WITHDRAW SHARES FROM HIS OR HER PLAN ACCOUNT WITHOUT TERMINATING PARTICIPATION IN THE PLAN?

                  Yes. A participant may at any time withdraw any number of whole shares held in his or her Plan account, without terminating the Plan account, by furnishing a written request to us. The request must indicate the number of whole shares to be withdrawn and must be signed by all of the owner(s) of the shares. A signature guarantee is not required. A certificate for shares withdrawn will be issued to the participant without charge within ten (10) days of our receipt of the request from the participant. A certificate for any fractional share will not be issued under any circumstances, and the fractional share will continue to be held in the participant's Plan account.

22.      HOW MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

                  You may terminate your participation in the Plan at any time by delivering to us written instructions, by either mail or facsimile, signed by all registered holders listed on your Plan account. Upon termination, you may elect either to have all the shares in your Plan account sold or receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share. In addition, upon termination, cash dividends on any remaining shares of Bob Evans Farms, Inc. stock you hold will be paid to you and will not be reinvested.

                  Cash investments received prior to the request to terminate Plan participation will be invested at the next Investment Date unless the participant requests the return of that cash investment at least two business days prior to the applicable Investment Date.

23. MAY A PARTICIPANT STOP REINVESTMENT OF DIVIDENDS ON SHARES IN CERTIFICATE FORM AND REMAIN IN THE PLAN?

                  Yes. A participant who elects to stop the reinvestment of dividends paid on shares held in certificate form may leave shares held under the Plan in his or her Plan account. Dividends paid on shares left in the Plan account will continue to be used to purchase additional shares. The participant may also continue to make voluntary cash payments under the Plan.

24.      WHAT HAPPENS IN THE EVENT OF DEATH?

                  In the event of death, a participant's Plan account will continue and dividends will continue to be reinvested until we receive instructions from the duly authorized representative of the participant's estate. Please contact us for additional information and assistance.

25.      WHEN MAY A FORMER PARTICIPANT REJOIN THE PLAN?

                  Generally, a former participant may rejoin the Plan at any time. However, we have the right to reject any Authorization Form from a previous participant for any reason.

26.      MAY CERTIFICATES HELD BY PARTICIPANTS BE DEPOSITED IN THE PLAN?

                  Yes. Participants may deposit for safekeeping with us certificates for shares of Bob Evans Farms, Inc. stock now or hereafter registered in their names for credit under the Plan. There is no charge for this custodial service and, by making the deposit, a participant is relieved of the responsibility for loss, theft or destruction of the certificate. However, the participant bears the risk of loss in sending certificates to us. Therefore, it is recommended that certificates be sent to us by registered mail, returned receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to a participant, either upon request or upon termination, new, differently numbered certificates will be issued. Dividends on shares of Bob Evans Farms, Inc. stock represented by certificates deposited with us will be reinvested.

OTHER INFORMATION

27.      WHAT REPORTS AND OTHER INFORMATION WILL BE SENT TO PARTICIPANTS?

                  After the date of payment for each dividend paid by Bob Evans Farms, Inc. to its stockholders, a statement of Plan account will be sent to each participant. A Plan account statement will also be sent after each optional purchase and sale of shares of Bob Evans Farms, Inc. stock on behalf of a participant. Quarterly statements will show cumulative transactions for the calendar year. These statements should be retained for tax purposes. We will also provide each participant copies of any amendments to the Plan and the same communications received by any other stockholder of Bob Evans Farms, Inc., including annual reports, notices of annual meetings, proxy statements and income tax information for reporting dividends paid and proceeds from Plan Shares sold.

28.      HOW ARE A PARTICIPANT'S PLAN SHARES VOTED?

                  All Plan Shares are voted in the same manner as shares of Bob Evans Farms, Inc. stock registered in a participant's own name. Participants will receive proxy materials from us for each stockholder meeting, including a proxy statement, and a form of proxy covering all Plan Shares credited to the participant's Plan account and all shares of Bob Evans Farms, Inc. stock registered in the participant's own name as of the record date for the meeting. Plan Shares may also be voted in person at the meeting in the same manner as shares of Bob Evans Farms, Inc. stock registered in the participant's own name.

29.      WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND OR DECLARE A STOCK SPLIT?

                  Any stock dividends or stock splits of Bob Evans Farms, Inc. stock distributed by us on shares in a participant's Plan account will be added to that Plan account. Stock dividends or split shares distributed on shares of Bob Evans Farms, Inc. stock not held in the Plan will be mailed directly to the participant in the same manner as to stockholders who are not participating in the Plan.

30.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

                  Yes. We have the right to modify or terminate the Plan at any time. We also have the right to suspend the Plan, without notice, for limited periods of time (not to exceed 90 days in any case) during or in anticipation of the following:

         o        Public offerings of Bob Evans Farms, Inc. stock.

         o Pending the filing by us with the SEC of any report or statement required to be filed under the federal securities laws.

         o Pending any proposed amendment of or supplement to this Prospectus or to the Registration Statement of which this Prospectus is a part.

         o        For any other reason which we deem to be advisable.

                  Monies representing voluntary cash payments, initial investments or dividends, as appropriate, to be invested on behalf of Participants will be returned to Participants if shares of Bob Evans Farms, Inc. stock have not been purchased:

         o Within 35 days of receipt of the voluntary cash payments or initial investments.

         o Within 30 days of the applicable dividend payment date for dividend reinvestments.

                  No interest will be paid on any monies returned to participants. We will advise participants when a suspension of the Plan is terminated.

                  If the Plan is terminated, each participant will receive:

         o A certificate for all whole Plan Shares in the participant's Plan account or a book entry position if then being utilized.

         o A check representing the market value of any fractional Plan Share in the participant's Plan account.

         o Any uninvested voluntary cash payments held in the participant's Plan account.

                         FEDERAL INCOME TAX CONSEQUENCES

         You are advised to consult your tax or financial advisor with respect to the tax consequences of participation in the Plan.

         In general, the amount of cash dividends paid by us is considered taxable income even though the dividends are reinvested under the Plan. A participant will be treated for federal income tax purposes as having received on a dividend payment date, a dividend equal to the full amount of the cash dividends payable on both the shares registered in the participant's own name and the participant's Plan Shares, even though the amount of dividends reinvested is not actually received in cash, but instead is applied to the purchase of shares for the participant's Plan account. In addition, the IRS has ruled that the amount of brokerage commissions paid by us on a participant's behalf is to be treated as a distribution to the participant which is subject to income tax in the same manner as dividends.

         The tax basis of shares acquired through the reinvestment of dividends will be equal to the value of dividends reinvested. The tax basis of shares purchased with cash investments will be equal to the amount of the investment. Your December Plan statement will capture all Plan activities for that year and may be useful when calculating your tax basis.

         Upon the sale of either a portion or all of your shares from the Plan, you may recognize a capital gain or loss based on the difference between the sales proceeds and the tax basis in the shares sold, including any fractional share. You will not realize any taxable income when you receive certificates for whole shares credited to your Plan account.

         If you are subject to withholding taxes, we will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by you, or dividends reinvested on your behalf will be net of the required taxes.

         PARTICIPANTS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN THE APPLICABLE LAW AS TO ALL FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX MATTERS IN CONNECTION WITH THE REINVESTMENT OF DIVIDENDS AND PURCHASES OF STOCK UNDER THE PLAN, THE PARTICIPANT'S COST BASIS AND HOLDING PERIOD FOR STOCK ACQUIRED UNDER THE PLAN AND THE CHARACTER, AMOUNT AND TAX TREATMENT OF ANY GAIN OR LOSS REALIZED ON THE DISPOSITION OF STOCK.


                                 INDEMNIFICATION

         Article eleventh of the Certificate of Incorporation of Bob Evans Farms, Inc. limits the liability of Bob Evans Farms, Inc. directors. Article Eleventh provides that no director or former director will be personally liable to Bob Evans Farms, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director except in the instance of (1) a breach of the director's duty of loyalty to Bob Evans Farms, Inc. or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under the Delaware General Corporation Law, or (4) any transaction from which the director derives an improper personal benefit.

         Article IX of the By-Laws of Bob Evans Farms, Inc. provides that Bob Evans Farms, Inc. will indemnify and hold harmless any officer or director against expenses and other costs resulting from any action, suit or proceeding, whether civil, criminal, administrative or investigative, reasonably incurred or suffered by the director or officer to the fullest extent permitted by Delaware law. Expenses may be advanced to any officer or director only upon delivery to Bob Evans Farms, Inc. of an undertaking by or on behalf of the officer or director, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that the officer or director is not entitled to be indemnified for the expenses. Bob Evans Farms, Inc. also may grant rights to indemnification, and to the advancement of expenses to any employee or agent of Bob Evans Farms, Inc. consistent with Article IX of the By-Laws of Bob Evans Farms, Inc.

         Bob Evans Farms, Inc. has purchased insurance coverage which insures the directors and officers against liabilities incurred by them in their capacity as directors and officers.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling Bob Evans Farms, Inc. pursuant to the foregoing provisions, Bob Evans Farms, Inc. has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


                                 USE OF PROCEEDS

         Shares of Bob Evans Farms, Inc. stock to be acquired by participants under the Plan will be provided through open-market purchases. We will not receive any compensation in connection with the purchase of shares of Bob Evans Farms, Inc. stock for participants in the Plan.


                                  LEGAL MATTERS

         Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215 will pass upon the legal matters regarding the Bob Evans Farms, Inc. stock to be awarded under the Plan. As of March 16, 1999, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of 200 shares of Bob Evans Farms, Inc. stock.


                             REPORTS TO SHAREHOLDERS

         Our stockholders receive Annual Reports containing audited consolidated financial statements with the report of our independent auditors.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K and our financials statements schedules included in our Annual Report on Form 10-K for the year ended April 24, 1998, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our financial statement schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given their authority as experts in accounting and auditing.


                           FORWARD LOOKING STATEMENTS

         This prospectus contains or incorporates forward-looking statements. You can identify these forward-looking statements by our use of the words "believes", "anticipates", "expects", "may", "will", "intends", "estimates", and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reflect our plans, intentions, and expectations, we can give no assurance that we actually will achieve these plans, intentions or expectations. Our actual results could differ materially from the plans, intentions or expectations disclosed in the forward-looking statements we make. We undertake no obligation to publicly update or revise any forward-looking statement or any information contained in any forward-looking statement. You are cautioned not to place any undue reliance on these forward-looking statements, which speak only as of their dates.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except the Commission registration fee.

Commission registration fee...................................        $22,448.50
Printing......................................................        $   17,000
Legal fees and expenses.......................................        $    5,000
Fees of accountants...........................................        $    5,000
Blue sky fees and expenses....................................        $      500
Miscellaneous.................................................        $    2,000
                                                                      ----------
         Total................................................        $51,948.50

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article ELEVENTH of the Certificate of Incorporation, as amended, of the Registrant limits the liability of directors to the extent permitted by the General Corporation Law of Delaware. Article ELEVENTH provides:

                 No director or former director of this Company shall be personally liable to this Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

         Section 102(b)(7) of the Delaware General Corporation Law permits the Registrant to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article IX of the By-laws governs indemnification by the Registrant and provides as follows:

                  Section 1. Each director or officer of the Corporation who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if Delaware Law so requires, expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be advanced only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

                  Section 2. If a claim under Section 1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. It shall be a defense of the Corporation in any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit to enforce a right to an advancement of expenses) that the indemnitee has not met the applicable standard of conduct set forth in Delaware Law, and a final adjudication that an indemnitee has not met such standard shall entitle the Corporation to recover such expenses pursuant to the terms of an undertaking. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified in any respect, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

                  Section 3. The Corporation may, to the extent approved or ratified from time to time by the Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent contemplated by this
         Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  Section 4. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's or any other corporation's Certificate of Incorporation or By-laws, other charter documents, agreement, vote of stockholders or disinterested directors or otherwise, or under Delaware Law or any other applicable statute or regulation, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  Section 5. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, except in any such case to the extent that any grant of rights to indemnification and advancement of expenses pursuant to Section 3 otherwise provides, and shall be binding upon any successor to the Corporation to the fullest extent permitted by Delaware Law, as from time to time in effect.

                  Section 6. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or Delaware Law.

                  Section 7. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to a director or officer of the Corporation "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. For purposes of determining whether a person has met the applicable standard of conduct set forth in Delaware Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation."

                  Section 8. In the event that any provision of this Article IX is determined by a court of competent jurisdiction to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article IX shall be enforceable by an indemnitee in accordance with its terms.

                  Section 145 of the Delaware General Corporation Law governs indemnification by a corporation and provides as follows:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person`s conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon allocation that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense or any action, suit or proceeding referred to in subsections
         (a) and (b), or in defense or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

                  (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section. (As amended by Ch. 120, Laws of 1997.)

         The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

ITEM 16.     EXHIBITS.

Exhibit No.         Description
-----------         -----------

       5            Opinion of Vorys, Sater, Seymour and Pease LLP

   23(a)            Consent of Ernst & Young LLP

   23(b)            Consent of Vorys, Sater, Seymour and Pease LLP (included in
                    Exhibit 5)

      24            Powers of Attorney (included on signature page)


ITEM 17.     UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 10th day of March, 1999.

                                  BOB EVANS FARMS, INC.
                                  ---------------------
                                  (Registrant)

                                  By:  /s/ Daniel E. Evans
                                       ---------------------------------------
                                       Daniel E. Evans, Chairman of the
                                           Board (Principal Executive Officer)


                                POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel E. Evans and Donald J. Radkoski, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, granting unto each of said attorneys--in--fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all things that each of said attorneys--in--fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                              DATE
---------                      -----                              ----
/s/ Daniel E. Evans            Chairman of the Board, Chief       March 10, 1999
--------------------------     Executive Officer, Secretary and
Daniel E. Evans                Director (Principal Executive
                               Director)

/s/ Larry C. Corbin            Director                           March 10, 1999
--------------------------
Larry C. Corbin

/s/ E.W. (Bill) Ingram III     Director                           March 10, 1999
--------------------------
E.W. Bill Ingram III

/s/ Daniel A. Fronk            Director                           March 10, 1999
--------------------------
Daniel A. Fronk

/s/ Cheryl L. Krueger          Director                           March 10, 1999
--------------------------
Cheryl L. Krueger

/s/ G. Robert Lucas II         Director                           March 10, 1999
--------------------------
G. Robert Lucas II

/s/ Stewart K. Owens           Director                           March 10, 1999
--------------------------
Stewart K. Owens

/s/ Robert E. H. Rabold        Director                           March 10, 1999
--------------------------
Robert E. H. Rabold

/s/ Michael J. Gasser          Director                           March 10, 1999
--------------------------
Michael J. Gasser

/s/ Donald J. Radkoski         Group Vice President - Finance     March 10, 1999
--------------------------     Group and Treasurer (Chief
Donald J. Radkoski             Financial Officer and Chief
                               Accounting Officer)

                                INDEX TO EXHIBITS
Exhibit No.             Description                       Page No.
-----------             -----------                       --------
    4(a)        Certificate of                 Incorporated herein by reference
                Incorporation of Registrant    to Registrant's Annual Report on
                (filed with the Delaware       Form 10-K for its fiscal year
                Secretary of State on Nov.     ended April 24, 1987 (File No.
                4, 1985) (in particular,       0--1667) [Exhibit 3(a)]
                Articles FOURTH, TENTH,
                TWELFTH AND
                THIRTEENTH

    4(b)        Certificate of Amendment       Incorporated herein by reference
                of Certificate of              to Registrant's Annual Report on
                Incorporation of Registrant    Form 10-K for its fiscal year
                dated August 26, 1987          ended April 28, 1989 (File No.
                (filed with the Delaware       0--1667) [Exhibit 3(b)]
                Secretary of State on Sept.
                4, 1997)

    4(c)        Certificate of Adoption of     Incorporated herein by reference
                Amendment to Certificate       to Registrant's Annual Report on
                of Incorporation of            Form 10-K for its fiscal year
                Registrant dated August 9,     ended April 29, 1994 (File No.
                1993 (filed with the           0--1667) [Exhibit 3(c)]
                Delaware Secretary of
                State on Aug. 10, 1993)

    4(d)        Restated Certificate of        Incorporated herein by reference
                Incorporation of Registrant    to Exhibit 3(d) to the
                reflecting amendments          Registrant's Annual Report on
                through Aug. 10, 1993.         Form 10-K for its fiscal year
                Note: filed for purposes of    ended April 29, 1994 (File No.
                SEC reporting compliance       0-1667)
                only--this document has not
                been filed with the
                Secretary of State

    4(d)        By-Laws of Registrant (in      Incorporated herein by reference
                particular, Sections 5 and     to Registrant's Annual Report on
                8 of Article II, Sections 1    Form 10-K for its fiscal year
                and 14 of Article III and      ended April 24, 1987 (File No.
                Article VIII)                  0--1667) [Exhibit 3(b))

    4(e)        Amended By-Laws of the         Incorporated herein by reference
                Registrant.  Note: filed       to Registrant's Annual Report on
                for purposes of SEC            Form 10-K for its fiscal year
                reporting compliance only.     ended April 24, 1998 (File No.
                                               0--1667) [Exhibit 3(f))

    5           Opinion of Vorys, Sater,       *Filed as Exhibit 5.
                Seymour and Pease LLP
                as to legality

   23(a)        Consent of Ernst & Young       *Filed as Exhibit 23(a).
                LLP

   23(b)        Consent of Vorys, Sater,       *Filed as a part of Exhibit 5
                Seymour and Pease LLP

   24           Powers of Attorney             *Included as a part of the
                                               signature page to this S-3
                                               Registration Statement.

-------
* Filed with this Registration Statement.